UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2024

FIRST FOUNDATION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36461	20-8639702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Crescent Court, Suite 1400
Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(469) 638-9636

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FFWM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Investment Agreements

On July 2, 2024, First Foundation Inc. ( the “Company”) entered into separate investment agreements with (a) an affiliate of Fortress Credit Advisors LLC (“Fortress”), (b) affiliates of Canyon Partners, LLC (“Canyon”), (c) an affiliate of Strategic Value Bank Partners, LLC (“SVBP”) and (d) certain other investors (the “Other Investors” and, collectively with Fortress, Canyon and SVBP, the “Investors”, and the investment agreements entered into with each of the Investors on July 2, 2024, collectively, the “Investment Agreements”).

Pursuant to the Investment Agreements, on the terms and subject to the conditions set forth therein, at the closing of the transactions contemplated by the Investment Agreements (the “Closing”), the Investors will invest an aggregate of approximately $228 million in the Company in exchange for the sale and issuance of: (a) 11,308,676 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) at a purchase price per share of $4.10; (b) 29,811 shares of a new series of preferred stock, par value $0.001 per share, of the Company designated as Series A Noncumulative Convertible Preferred Stock (the “Series A Preferred Stock”), at a price per share of $4,100 and each share of which is automatically convertible into 1,000 shares of Common Stock (or, in certain limited circumstances, one share of Series B Preferred Stock (as defined below)) in the event of a transfer by the holder thereof consistent with the rules and limitations of Regulation Y of the Bank Holding Company Act of 1956, as amended (the “BHCA”), subject to certain limitations (a “Reg Y Transfer”), and all of which shares of Series A Preferred Stock represent the right (on an as converted basis) to receive approximately 29,811,000 shares of Common Stock; (c) 14,490 shares of a new series of preferred stock, par value $0.001 per share, of the Company designated as Series B Noncumulative Convertible Preferred Stock (the “Series B Preferred Stock”), at a price per share of $4,100 and each share of which is automatically convertible into 1,000 shares of Common Stock upon the occurrence of certain events, and all of which shares of Series B Preferred Stock represent the right (on an as converted basis) to receive approximately 14,490,000 shares of Common Stock; and (d) net-settled warrants (the “Issued Warrants”), which are not exercisable for 180 days after the Closing, affording the holder thereof the right, until the seven-year anniversary of the issuance of such Issued Warrant, to purchase for $5,125 per share, a total of 22,239 shares of a new class of non-voting, common-equivalent preferred stock of the Company (the “Series C NVCE Stock,” and together with the Series B Preferred Stock and the Series A Preferred Stock, the “Preferred Stock”), each share of which is convertible into 1,000 shares of Common Stock in a Reg Y Transfer, and all of which shares of Series C NVCE Stock, upon issuance, will represent the right (on an as converted basis) to receive 22,239,000 shares of Common Stock (clauses (a) through (d), collectively referred to herein as the “Investment”). The Investors are subject to a 180 day lock-up with respect to the securities purchased pursuant to the Investment Agreements.

Requisite Stockholder Vote

In connection with the Investment, the Company is obligated to submit to its stockholders for their (a) adoption and approval an amendment to its Certificate of Incorporation (as amended, the “Certificate of Incorporation”) to increase the number of authorized shares of Common Stock to 200,000,000 (the “Authorized Share Amendment”); and (b) approval of the issuance of shares of Common Stock (including shares of Common Stock issuable upon conversion of the Preferred Stock) that is 20% or more of the total voting power of the Company’s securities (the “Share Issuance”) in accordance with the rules of the New York Stock Exchange (the “NYSE”). The stockholder approval necessary to duly and validly adopt and approve the Authorized Share Amendment and the Share Issuance is the affirmative vote of a majority of votes cast by holders of shares of Common Stock, at a duly held meeting of the meeting of the Company’s stockholders at which a vote is taken with respect to such matters (collectively, the “Requisite Stockholder Vote”).

Indemnification

Pursuant to the Investment Agreements, the Company and each Investor agrees to indemnify the other and their respective affiliates from and against all losses (subject to certain exceptions) directly resulting from (a) any inaccuracy in or breach of any representation or warranty of such party set forth in the applicable Investment Agreement or (b) such party’s breach of any of its agreements or covenants in the applicable Investment Agreement, in each case, subject certain limitations.

Incentive Warrants

If the Company is not able to obtain the Requisite Stockholder Vote on or before the 210th day following the Closing, the Company will be required to issue to the Investors cash-settled warrants (the “Incentive Warrants” and, together with the Issued Warrants, the “Warrants”), which would become exercisable 60 days after their issuance if the Requisite Stockholder Vote still has not been obtained at such time. If, however, the Requisite Stockholder Vote is received prior to the expiration of such 60-day period after issuance, the Incentive Warrants will be cancelled. The Incentive Warrants provide the holder thereof the right, until the ten-year anniversary of the issuance of such warrant, to receive from the Company cash in an amount equal to: (i) from issuance thereof until 270 days (but not including such day) after the Closing, 120% of such holder’s investment in the Company in the Investment; (ii) from 270 days after the closing until 330 days after the Closing (but not including such day), 140% of such holder’s investment in the Company in the Investment; (iii) from 330 days after the Closing until 390 days (but not including such day) after the Closing, 160% of such holder’s investment in the Company in the Investment; and (iv) from and after 390 days after the Closing, 180% of such holder’s investment in the Company in the Investment, in each case, net of the exercise price (which would be the amount of such holder’s investment in the Company in the Investment). The maximum coverage of the Incentive Warrants shall not exceed 180%.

Registration Rights Agreement

In connection with the Closing, the Company will enter into a registration rights agreement with each Investor (the “Registration Rights Agreement”), pursuant to which the Company will provide customary registration rights to the Investors and their affiliates and certain permitted transferees with respect to, among other things, (a) the shares of Common Stock purchased under the Investment Agreements, (b) shares of Common Stock issued upon the conversion of shares of the Preferred Stock and exercise of the Issued Warrants purchased under the Investment Agreements and (c) if the Requisite Stockholder Vote is not received on or before 120 days after the Closing, the shares of Preferred Stock. Under the Registration Rights Agreement, the Investors are entitled to customary shelf registration rights (which will initially be on a Form S-3 (unless the Company is ineligible to utilize a Form S-3, which then it will utilize another form), subject to certain limitations as set forth in the Registration Rights Agreement) and customary piggyback registration rights, in each case, subject to certain limitations as set forth in the Registration Rights Agreement. The Investors will additionally be entitled to request a certain number of marketed and unmarketed underwritten shelf takedowns and shall have the right to select the managing underwriter to administer any underwritten shelf takedowns provided the selection is reasonably acceptable to the Company.

Governance Matters

Company Board Reconstitution. Pursuant to the Investment Agreements, at the Closing, the board of directors of the Company (the “Company Board”) will be reduced from ten directors to nine directors. Following the Closing, the Company Board will be reconstituted such that the Company Board will again be comprised of ten directors, five of whom will be current members of the Company Board, including Chief Executive Officer Scott F. Kavanaugh. Fortress will be entitled to nominate two representatives to be elected to the Company Board, each subject to (a) the receipt of certain regulatory approvals, consents or non-objections and the completion of any applicable waiting periods and (b) satisfaction of certain eligibility requirements (collectively, “Eligibility Requirements”), so long as Fortress and its affiliates beneficially own at least the lesser of (i) 2.5% of the outstanding shares of Common Stock (on an as-converted basis) or (ii) 25% of the shares of Common Stock (on an as-converted basis) that Fortress beneficially owns immediately following the Closing. Canyon will be entitled to nominate one representative to be elected to the Company Board, subject to Eligibility Requirements, so long as Canyon and its affiliates beneficially own at least (i) 4.9% of the outstanding shares of Common Stock (on an as-converted basis) or (ii) 50% of the shares of Common Stock (on an as-converted basis) that Canyon acquired in the Investment. SVBP will be entitled to nominate one representative to be elected to the Company Board, subject to Eligibility Requirements, so long as SVBP and its affiliates beneficially own at least (i) 4.9% of the outstanding shares of Common Stock (on an as-converted basis) or (ii) 50% of the shares of Common Stock (on an as-converted basis) that Canyon acquired in the Investment.

Company Bank Board Reconstitution. Pursuant to the Investment Agreements, at the Closing, the board of directors of First Foundation Bank (the “Company Bank Board”), a wholly-owned bank subsidiary of the Company, will be reduced from ten directors to nine directors, five of whom will be current members of the Company Bank Board, including Chief Executive Officer Scott F. Kavanaugh. At Closing Fortress will designate one representative to be elected to the Company Bank Board (who is expected to be Henchy R. Enden); Canyon will designate one representative to be elected to the Company Bank Board (who is expected to be Sam Edelson); and SVBP will designate one representative to be elected to the Company Bank Board (who is expected to be Benjamin Mackovak). Following the Closing, the Company Bank Board will be expanded back to ten directors, and Fortress will be eligible to nominate a second representative to be elected to the Company Bank Board, subject to Eligibility Requirements, so long as Fortress and its affiliates beneficially own at least (i) 9.9% of the outstanding shares of Common Stock (on an as-converted basis) or (ii) 50% of the shares of Common Stock (on an as-converted basis) that Fortress acquired in the Investment.

Certain Other Terms and Conditions of the Investment Agreements

The Investment Agreements contain customary representations, warranties and agreements of each party. The Closing is conditioned on, among other things, (a) the receipt of funding by the Company (in the aggregate) of at least $200 million pursuant to the Investment Agreements, (b) there being no further action required to authorize for listing on the NYSE the shares of Common Stock to be issued at Closing and (c) other customary closing conditions.

Certificates of Designations

On July 1, 2024, in connection with the Investment, the Company Board adopted (a) a Certificate of Designations to be filed with the Secretary of State of the State of Delaware (the “DE Secretary”) to create, out of the Company’s authorized but unissued preferred stock, the Series A Preferred Stock, (b) a Certificate of Designations to be filed with the DE Secretary to create, out of the Company’s authorized but unissued preferred stock, the Series B Preferred Stock, and (c) a Certificate of Designations to be filed with the DE Secretary to create, out of the Company’s authorized but unissued preferred stock, the Series C NVCE Stock (collectively, the “Certificates of Designations”).

Series A Preferred Stock

Each share of Series A Preferred Stock will automatically convert into 1,000 shares of Common Stock in a Reg Y Transfer, unless such conversion would require receipt of the Requisite Stockholder Vote, in which case, the maximum number shares of Series A Preferred Stock that can convert into Common Stock without receipt of such Requisite Stockholder Vote would convert into Common Stock and the remainder shall convert into one share of Series B Preferred Stock. The conversion rate applicable to the Series A Preferred Stock is subject to certain customary anti-dilution adjustments.

Holders of Series A Preferred Stock generally do not have voting rights, except with respect to certain protective matters such as amendments to the Certificate of Incorporation or the Certificate of Designations with respect to the Series A Preferred Stock that significantly and adversely affect the preferences, rights, privileges or powers of the Series A Preferred Stock.

For the period of time between November 16, 2024 and the receipt of the Requisite Stockholder Vote, the Certificate of Designations with respect to the Series A Preferred Stock provides for quarterly non-cumulative cash dividends at an annual rate of 13%, as and if declared by the Company Board. The Company’s Board of Directors (the “Board”) cannot declare or pay any cash dividend or make cash distributions in respect of any parity Company preferred stock or the Common Stock unless the Company Board declares and pays to the holders of Series A Preferred Stock a dividend at the same time.

The Certificate of Designations with respect to the Series A Preferred Stock also provides for a per share liquidation preference equal to the Base Price of $4,100 per share. With respect to such liquidation preference, the Series A Preferred Stock ranks pari passu with the Company’s Series B Preferred Stock, and ranks senior to the Common Stock and Series C NVCE Stock. Following the satisfaction of the liquidation preference, the Series A Preferred Stock participates with the Common Stock on an as-converted basis in a liquidation, dissolution or winding up of the Company. Upon the occurrence of a Reorganization Event (as defined in the Certificate of Designations with respect to the Series A Preferred Stock) prior to the Company’s receipt of the Requisite Stockholder Vote, the Series A Preferred Stock is entitled to a liquidation preference equal to two times the liquidation preference discussed above. Under these circumstances, the Series A Preferred Stock ranks pari passu with the Company’s Series A Preferred Stock and Series B Preferred Stock, but senior to the Common Stock and Series C NVCE Stock.

From and after receipt of the Requisite Stockholder Vote, the foregoing dividend rights and liquidation preferences cease to apply and the holders of Series A Preferred Stock are thereafter entitled to receive dividends at the same time and on the same terms as the holders of Common Stock in an amount equal to the product of the conversion rate then in effect and the per share dividend amount being paid in respect of each share of Common Stock, and shall rank as equal to the Common Stock in any liquidation of the Company.

Series B Preferred Stock

Each share of Series B Preferred Stock will automatically convert into 1,000 shares of Common Stock in a Reg Y Transfer, unless such conversion would require receipt of the Requisite Stockholder Vote, in which case only the maximum number of shares of Series B Preferred Stock that can convert into Common Stock without receipt of the applicable Requisite Stockholder Vote will convert into shares of Common Stock.

Upon receipt of the Requisite Stockholder Vote, each share of Series B Preferred Stock will automatically convert into 1,000 shares of Common Stock. The conversion rate applicable to the Series B Preferred Stock is subject to certain customary anti-dilution adjustments.

Holders of Series B Preferred Stock generally do not have voting rights, except with respect to certain protective matters such as amendments to the Certificate of Incorporation or the Certificate of Designations with respect to the Series B Preferred Stock that significantly and adversely affect the preferences, rights, privileges or powers of the Series B Preferred Stock.

For the period of time between November 16, 2024 and the receipt of the Requisite Stockholder Vote, the Certificate of Designations with respect to the Series B Preferred Stock provides for quarterly non-cumulative cash dividends at an annual rate of 13%, as and if declared by the Company Board. The Board cannot declare or pay any cash dividend or make cash distributions in respect of any parity Company preferred stock or the Common Stock unless the Company Board declares and pays to the holders of Series B Preferred Stock a dividend at the same time.

The Certificate of Designations with respect to the Series B Preferred Stock also provides for a per share liquidation preference equal to the Base Price of $4,100 per share. With respect to such liquidation preference, the Series B Preferred Stock ranks pari passu with the Company’s Series A Preferred Stock, and ranks senior to the Common Stock and Series C NVCE Stock. Following the satisfaction of the liquidation preference, the Series B Preferred Stock participates with the Common Stock on an as-converted basis in a liquidation, dissolution or winding up of the Company. Upon the occurrence of a Reorganization Event (as defined in the Certificate of Designations with respect to the Series B Preferred Stock) prior to the Company’s receipt of the Requisite Stockholder Vote, the Series B Preferred Stock is entitled to a liquidation preference equal to two times the liquidation preference discussed above. Under these circumstances, the Series B Preferred Stock ranks pari passu with the Series A Preferred Stock, but senior to the Common Stock and Series C NVCE Stock.

Series C NVCE Stock

The Company will not issue any shares of Series C NVCE Stock at the closing of the Investment. The Series C NVCE Stock is issuable only upon exercise of the Issued Warrants, as described above.

Each share of Series C NVCE Stock will automatically convert into 1,000 shares of Common Stock in a Reg Y Transfer, unless such conversion would require the receipt of the Requisite Stockholder Vote, in which case, only the maximum number of shares of Series C NVCE Stock that can convert into Common Stock without receipt of the Requisite Stockholder Vote will convert into shares of Common Stock. The conversion rate applicable to the Series C NVCE Stock is subject to certain customary anti-dilution adjustments.

Holders of Series C NVCE Stock generally do not have voting rights, except with respect to certain protective matters such as amendments to the Certificate of Incorporation or the Certificate of Designations with respect to the Series C NVCE Stock that significantly and adversely affect the preferences, rights, privileges or powers of the Series C NVCE Stock.

Holders of Series C NVCE Stock are entitled to receive dividends at the same time and on the same terms as the holders of Common Stock in an amount equal to the product of the conversion rate then in effect and the per share dividend amount being paid in respect of each share of Common Stock. The Board cannot declare or pay any cash dividend or make cash distributions in respect of the Common Stock unless the Company Board declares and pays to the holders of Series C NVCE Stock at the same time and on the same terms as the holders of Common Stock, the dividend to which the shares of Series C NVCE Stock are entitled.

In the event of any liquidation, dissolution or winding up of the affairs of the Company, holders of the Series C NVCE Stock are entitled to receive, in preference to the holders of the Common Stock, an amount per share equal to $0.0001.

Neither the Company nor any holders will have redemption rights with respect to either series of Preferred Stock or the Series C NVCE Stock.

In addition, notwithstanding anything to the contrary set forth in their respective Investment Agreements, the Certificates of Designations or the Issued Warrants, certain Investors are restricted from converting, exchanging or exercising its Preferred Stock, Series C NVCE Stock and/or Issued Warrants to the extent such conversion, exchange or exercise would result in such Investor together with its affiliates beneficially owning in excess of 9.99% of the shares of Common Stock then outstanding.

Exhibits

The foregoing descriptions of the Fortress Investment Agreement, Canyon Investment Agreement, SVBP Investment Agreement, Certificates of Designations of the Series A Preferred Stock, Series B Preferred Stock, Series C NVCE Stock, Registration Rights Agreement, Issued Warrant and Incentive Warrant (collectively, the “Transaction Agreements”), and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the full text of such agreements (or, in the case of the Incentive Warrant, the summary of terms), copies of which are attached to this Current Report on Form 8-K as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 3.1, Exhibit 3.2, Exhibit 3.3, and Exhibit F to the Fortress Investment Agreement attached as Exhibit 10.1, respectively, and are incorporated herein by reference. The Investment Agreements entered into with the other Investors are substantially similar in all material respects to the Investment Agreements attached to this Current Report on Form 8-K (however, such Investment Agreements of the other Investors omit the corporate governance provisions contained in the Investment Agreements attached hereto and may not receive Series A Preferred Stock and/or Series B Preferred Stock).

Item 3.02.	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The issuances pursuant to the Investment Agreements of shares of Common Stock, Preferred Stock, and Warrants are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of the exemption provided by Section 4(a)(2) of the Securities Act.

Item 7.01	Regulation FD Disclosure

On July 2, 2024, the Company issued a press release announcing the Investment. A copy of the press release is attached hereto as Exhibit 99.1. A copy of a slide presentation that the Company may use for upcoming meetings with investors and other interested parties is attached as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

3.1	Certificate of Designations for Series A Noncumulative Convertible Preferred Stock

3.2	Certificate of Designations for Series B Noncumulative Convertible Preferred Stock

3.3	Certificate of Designations for Series C NVCE Stock

10.1	Fortress Investment Agreement, dated July 2, 2024, by and between First Foundation Inc. and Fortress*

10.2	Canyon Investment Agreement, dated July 2, 2024, by and between First Foundation Inc. and Canyon*

10.3	SVBP Investment Agreement, dated July 2, 2024, by and between First Foundation Inc. and SVBP*

99.1	Press Release, dated July 2, 2024

99.2	Investor Presentation, dated July 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

Cautionary Note Regarding Forward Looking Statements

This report contains forward-looking statements by First Foundation Inc. (the “Company,” “we” or “us’) pertaining to such matters as our goals, intentions, and expectations regarding, among other things, the convertibility of the shares of preferred stock and exercisability of the warrants issued in connection with this capital raise transaction; the Company’s seeking (and the Company’s ability to obtain) approval of its stockholders of any necessary amendments of the Company’s organizational documents or approvals of the issuance of shares of common stock or preferred stock in connection with this capital raise transaction; receipt of any required regulatory approvals or non-objections in connection with this capital raise transaction or the appointment of directors or senior management; revenues, earnings, loan production, asset quality, capital levels, and acquisitions, among other matters; our estimates of future costs and benefits of the actions we may take; our assessments of probable losses on loans; our assessments of interest rate and other market risks; and our ability to achieve our financial and other strategic goals.

Forward-looking statements are typically identified by such words as “believe,” “expect,” “anticipate”, “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Additionally, forward-looking statements speak only as of the date they are made; and the Company does not assume any duty, and does not undertake, to update our forward-looking statements. Furthermore, because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in our statements, and our future performance could differ materially from our historical results.

The forward-looking statements in this report are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this report and could cause us to make changes to our future plans. Those risks and uncertainties include, but are not limited to, the risk of incurring credit losses, which is an inherent risk of the banking business; the quality and quantity of our deposits; adverse developments in the financial services industry generally such as bank failures and any related impact on depositor behavior or investor sentiment; risks related to the sufficiency of liquidity; the risk that we will not be able to maintain growth at historic rates or at all; the risk that we will not be able to access the securitization market on favorable terms or at all; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; risks associated with changes in interest rates, which could adversely affect our interest income, interest rate margin, and the value of our interest-earning assets, and therefore, our future operating results; the risk that the performance of our investment management business or of the equity and bond markets could lead clients to move their funds from or close their investment accounts with us, which would reduce our assets under management and adversely affect our operating results; negative impacts of news or analyst reports about us or the financial services industry; the impacts of inflation on us and our customers; results of examinations and other actions by regulatory authorities and the possibility that such regulatory authorities may, among other things, limit our business activities or our ability to pay dividends, or impose fines, penalties or sanctions; the risk that we may be unable or that our board of directors may determine that it is inadvisable to pay future dividends at historic levels or at all; risks associated with changes in income tax laws and regulations; and risks associated with seeking new client relationships and maintaining existing client relationships.

Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and other documents we file with the SEC from time to time. We urge readers of this report to review those reports and other documents we file with the SEC from time to time. Also, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this report, which speak only as of the date of this report, or to make predictions based solely on historical financial performance. We also disclaim any obligation to update forward-looking statements contained in this report or in the above-referenced reports, whether as a result of new information, future events or otherwise, except as may be required by law or NYSE rules.

Important Information and Where You Can Find It

This report and its exhibits may be deemed to be solicitation material in respect of the Requisite Stockholder Vote. In connection with the Requisite Stockholder Vote, the Company will file with the SEC a preliminary proxy statement and a definitive proxy statement, which will be sent to the stockholders of the Company, seeking certain approvals related to the issuances of shares of common stock issued under each investment agreement and to be issued upon the conversion of shares of the preferred stock issued under the Investment Agreements.

INVESTORS AND SECURITY HOLDERS OF FIRST FOUNDATION INC. AND THEIR RESPECTIVE AFFILIATES ARE URGED TO READ, WHEN AVAILABLE, THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTION.

Investors and security holders will be able to obtain a free copy of the proxy statement, as well as other relevant documents filed with the SEC containing information about First Foundation Inc. without charge, at the SEC's website (http://www.sec.gov). Copies of documents filed with the SEC by First Foundation can also be obtained, without charge, by directing a request to Investor Relations, First Foundation Inc., 18101 Von Karman Ave., Suite 750, Irvine, CA. 92612 or by telephone +1 (949) 476-0300.

Participants in the Solicitation of Proxies in Connection with Proposed Transaction

First Foundation Inc. and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the Requisite Stockholder Vote under the rules of the SEC. Information regarding First Foundation’s directors and executive officers is available in its definitive proxy statement for its 2023 annual stockholders meeting, which was filed with the SEC on April 18, 2024, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the solicitation of proxies in respect of the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.

Not an Offer of Securities

The information in this report is for informational purposes only and shall not constitute, or form a part of, an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities. The securities that are the subject of the private placement have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FOUNDATION INC.

Date: July 2, 2024

/s/ Scott F. Kavanaugh
Scott F. Kavanaugh
Chief Executive Officer